                                                                    Exhibit 99.1

                                                             Investor Relations:
                                                                     Leigh Salvo
                                                                  (650) 314-1000
                                                                 ir@catapult.com


                         CATAPULT COMMUNICATIONS REPORTS
                     THIRD FISCAL QUARTER FINANCIAL RESULTS

Mountain View, CA--July 24, 2003--Catapult Communications Corporation (Nasdaq:
CATT) today reported that revenues for its third fiscal quarter ended June 30, 2003 were $10.6 million, compared to $8.0 million in the same quarter the prior year. Net income for the third fiscal quarter of 2003 was $1.4 million or $0.10 per diluted share. This compares to net income of $1.9 million and earnings of $0.14 per diluted share for the third fiscal quarter of 2002.

"In the quarter just completed, although most of our earnings came from a reversal of the tax provision, operating income remained positive and we generated $2.4 million in cash and short-term investments," noted Dr. Richard A. Karp, Catapult's Chairman and CEO.

BUSINESS OUTLOOK

"We continue to believe that our top line is stable and we are not losing significant sales to competition," Karp continued, "but our experience in this past quarter indicates that it is still too early to look for revenues to recover. In these conditions, we could no longer afford to keep our expenses at last quarter's level, and thus reduced our staff by 15% earlier this week. This action will result in a one-time charge for termination costs of approximately $750,000 or six cents per share in the current quarter and will produce an ongoing reduction in costs of approximately $3.8 million per annum.

 "For the fourth fiscal quarter, we are projecting that revenues will remain sequentially flat at $10.5 million. This would represent an increase of 17% over the same quarter in the previous fiscal year. We are projecting that diluted earnings per share for the fourth fiscal quarter on a GAAP basis will be zero cents, given that the cost savings available in the remainder of the quarter from the staff reduction are expected to be offset by the charge for termination costs. We are projecting diluted earnings per share of six cents per share for the fourth fiscal quarter on a pro forma basis excluding the charge for termination costs," concluded Karp.

Catapult Communications will discuss its third quarter results on a conference call today, beginning at 5:15 p.m. Eastern/2:15 p.m. Pacific. Please dial (800) 901-5213 to access the conference call. International participants can dial
(617) 786-2962. Please reference Catapult Communications or reservation number 44391906. The conference call will also be available on the Internet from the Investor section of the Company's website.

An online replay of this teleconference will be available on the Company's website following the conference call. A digital recording will also be available by telephone one hour after the completion of the conference call through midnight on August 7, 2003. To access this recording, please dial (888) 286-8010 or (617) 801-6888 and enter reservation number 69861948.

ABOUT CATAPULT

Catapult Communications is the leading provider of advanced digital telecom test systems to global equipment manufacturers and service providers including Lucent, Motorola, NEC, NTT DoCoMo and Nortel. Catapult's DCT2000 and MGTS systems deliver test solutions for hundreds of protocols and variants - spanning 3G, VoIP, GPRS, SS7, Intelligent Network, ATM, ISDN and other network environments. The Company is committed to providing testing tools that are at the forefront of the telecom technology curve.

Catapult is headquartered at 160 South Whisman Road, Mountain View, CA 94041.
Tel: 650-960-1025. International offices are located in the U.K., Germany, France, Finland, Canada, Japan and Australia. Information about Catapult Communications can be found on the Web at www.catapult.com.

FORWARD LOOKING STATEMENTS

The statements in this press release regarding the Company's business outlook and projected revenues and earnings per share are forward-looking statements. These statements are subject to various risks and uncertainties that could cause actual results to differ from those forecasted. Such risks include the Company's dependence on a limited number of customers and the resulting effect of delays or cancellations by such customers of their orders; inability by the Company to meet its production and/or product development schedules; the demand for telecommunications equipment in general, and, in particular, for software-based telecommunications test systems; and new and enhanced product offerings by competitors. For other factors that may cause actual results to differ from those projected, please refer to the Company's Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission.

                                       ###

                       CATAPULT COMMUNICATIONS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (In thousands, except share and per share data; unaudited)



                                                    Three months ended                 Nine months ended
                                                         June 30,                          June 30,
                                                  2003              2002             2003              2002
                                              ------------      ------------     ------------      ------------
Revenues:
    Products                                  $      8,344      $      6,623     $     27,842      $     26,722
    Services                                         2,253             1,400            7,176             4,311

                                              ------------      ------------     ------------      ------------
          Total revenues                            10,597             8,023           35,018            31,033
                                              ------------      ------------     ------------      ------------

Cost of revenues:
    Products                                         1,113               532            4,282             1,949
    Services                                           669               233            2,127               771

                                              ------------      ------------     ------------      ------------
          Total cost of revenues                     1,782               765            6,409             2,720
                                              ------------      ------------     ------------      ------------

                                              ------------      ------------     ------------      ------------
Gross profit                                         8,815             7,258           28,609            28,313
                                              ------------      ------------     ------------      ------------

Operating expenses:
    Research and development                         3,349             1,774           10,412             5,219
    Sales and marketing                              3,571             2,656           10,901             8,126
    General and administrative                       1,656               705            5,562             3,520

                                              ------------      ------------     ------------      ------------
          Total operating expenses                   8,576             5,135           26,875            16,865
                                              ------------      ------------     ------------      ------------

Operating income                                       239             2,123            1,734            11,448

Interest income                                        181               346              592             1,102
Other income (expense)                                (155)              134              410              (100)

                                              ------------      ------------     ------------      ------------
Income before income taxes                             265             2,603            2,736            12,450
Provision for (benefit from) income taxes           (1,096)              729             (404)            3,487

                                              ------------      ------------     ------------      ------------
Net income                                    $      1,361      $      1,874     $      3,140      $      8,963
                                              ============      ============     ============      ============


Net income per share
    Basic                                     $       0.11      $       0.14     $       0.24      $       0.69
                                              ============      ============     ============      ============
    Diluted                                   $       0.10      $       0.14     $       0.24      $       0.67
                                              ============      ============     ============      ============

Shares used in per share calculation:
    Basic                                       12,863,000        13,050,000       12,971,000        13,033,000
    Diluted                                     13,034,000        13,381,000       13,119,000        13,375,000

                       CATAPULT COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands; unaudited)

                                                         June 30,     September 30,
                                                           2003           2002
                                                         --------       --------
         ASSETS

Current Assets:
  Cash and cash equivalents                              $ 20,960       $ 12,575
  Short-term investments                                   13,244         22,790
  Accounts receivable, net                                  8,935         11,009
  Inventory                                                 2,653          3,869
  Other current assets                                      2,654          2,777
  Assets of discontinued operations                            --          2,636
                                                         --------       --------
          Total current assets                             48,446         55,656

Property, plant and equipment, net                          3,793          3,874
Goodwill and other intangibles                             56,182         57,148
Other assets                                                1,175          1,172
                                                         --------       --------
          Total assets                                   $109,596       $117,850
                                                         ========       ========


      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities               $ 11,873       $ 21,423
  Deferred revenue                                          5,135          4,492
  Liabilities of discontinued operations                       --            889
                                                         --------       --------
          Total current liabilities                        17,008         26,804

Convertible notes payable                                  17,775         18,081

          Total stockholders' equity                       74,813         72,965
                                                         --------       --------
          Total liabilities and
            stockholders' equity                         $109,596       $117,850
                                                         ========       ========